Capital World Growth and Income Fund 333 South Hope Street Los Angeles, CA 90071 Telephone (213) 486-9200 Fax (213) 486-9455

May 31, 2013

48K1

Maximum Asset Value (000's omitted)	$115,000,000

48K2

Maximum Fee Rate	0.350%

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$549,628
Class B	$10,725
Class C	$34,360
Class F1	$37,996
Class F2	$25,198
Total	$657,907
Class 529-A	$26,819
Class 529-B	$813
Class 529-C	$4,482
Class 529-E	$1,037
Class 529-F1	$1,011
Class R-1	$2,206
Class R-2	$9,694
Class R-3	$24,574
Class R-4	$25,645
Class R-5	$18,738
Class R-6	$37,069
Total	$152,088

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.4400
Class B	$0.2903
Class C	$0.2905
Class F1	$0.4364
Class F2	$0.4942
Class 529-A	$0.4270
Class 529-B	$0.2716
Class 529-C	$0.2813
Class 529-E	$0.3831
Class 529-F1	$0.4678
Class R-1	$0.3006
Class R-2	$0.3099
Class R-3	$0.3884
Class R-4	$0.4436
Class R-5	$0.5003
Class R-6	$0.5095

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,230,224
Class B	31,699
Class C	113,839
Class F1	88,317
Class F2	53,207
Total	1,517,286
Class 529-A	63,371
Class 529-B	2,709
Class 529-C	16,025
Class 529-E	2,722
Class 529-F1	2,198
Class R-1	6,981
Class R-2	30,245
Class R-3	61,774
Class R-4	57,024
Class R-5	36,860
Class R-6	85,139
Total	365,048

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$40.70
Class B	$40.46
Class C	$40.26
Class F1	$40.62
Class F2	$40.69
Class 529-A	$40.58
Class 529-B	$40.45
Class 529-C	$40.39
Class 529-E	$40.52
Class 529-F1	$40.62
Class R-1	$40.33
Class R-2	$40.24
Class R-3	$40.45
Class R-4	$40.61
Class R-5	$40.72
Class R-6	$40.72